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                                                                      EXHIBIT 23

                              Consent of KPMG LLP

The Board of Directors and Shareholders
Sybron International Corporation:

         We consent to incorporation by reference in the registration statements (Nos. 33-54434, 33-54436, 33-74112, 33-80098, 33-94822, 333-47015 and 333-95169)
on Form S-8, the registration statements (Nos. 33-68690 and 333-31967) on Form S-3, and the registration statement (No. 333-47795) on Form S-4, as amended by Post-Effective Amendment No. 1 thereto, of Sybron International Corporation of our reports dated November 13, 2000 except as to footnote 19 which is as of December 11, 2000 relating to the consolidated balance sheets of Sybron International Corporation and subsidiaries as of September 30, 1999 and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended September 30, 2000, which reports appear in the September 30, 2000 Annual Report on Form 10-K of Sybron International Corporation.

                                                                        KPMG LLP

Milwaukee, Wisconsin
December 18, 2000